POWER OF ATTORNEY
Know all by these presents, I hereby appoint Price W. Wilson and Sara Wenande, or either of them, to act as my agent and
attorney-in-fact for the purpose of completing,executing and filing on my behalf with the Securities and Exchange Commission, the New York
Stock Exchange, Inc. or any other exchange or self regulatory body, any
Form 3 "Initial Statement of Beneficial Ownership of Securities", Form 4
"Statement of Changes in Beneficial Ownership of Securities",
Form 5 "Annual Statement of Beneficial Ownership of Securities,"
Form ID or any other similar form to report securities
ownership that may, in the opinion of any of them be necessary, with respect to any transaction in securities of W&T Offshore, Inc.

Nothing herein shall relieve me of the responsibility for
the accuracy of the information and representations contained in any Form 3, Form 4, Form 5, Form ID or other similar form completed, executed and filed pursuant to this power of attorney.

This power of attorney shall supersede all similar prior
powers of attorney and will remain effective as to the agents and attorneys-in-fact referred to above until I revoke or amend it by written notice to such persons or until the undersigned is
no longer required to file Form 3, Form 4, Form 5 Form ID or other similar form completed, executed and filed pursuant to this power of attorney.

IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed on this 23 day of May 2005.

   /s/ William W. Talafuse

   William W. Talafuse